UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2006

CNL HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)
420 South Orange Avenue, Suite 700, Orlando, Florida 32801 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (407) 650-1510

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

 Item 2.01 Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of CNL Hotels & Resorts, Inc. (the “Company”) dated June 20, 2006 and filed with the Securities and Exchange Commission on June 23, 2006 (the “Initial 8-K”) regarding the consummation of the merger (the “Merger”) on June 21, 2006, of the Company and CNL Hospitality Corp., the Company’s external advisor prior to the Merger (the “Former Advisor”), whereby the Former Advisor was merged with and into CNL Hotels & Resorts Acquisition, LLC (now known as CNL Hotels & Resorts, LLC), a wholly-owned subsidiary of the Company (“Acquisition Sub”), with Acquisition Sub being the surviving entity, pursuant to the amended and restated agreement and plan of merger, entered into as of April 3, 2006, by and among the Company, the Former Advisor, CNL Real Estate Group, Inc., Five Arrows Realty Securities II L.L.C., the other stockholders of the Former Advisor identified therein, Acquisition Sub, CNL Hospitality Properties Acquisition Corp. and CNL Financial Group, Inc. The purpose of this amendment is to provide the financial statements and pro forma financial information required by Item 9.01 of Form 8-K. The information contained in this Form 8-K/A should be read in conjunction with the Initial 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

See Index to Financial Statements on page F-1.

(b)	Pro forma financial information.

See Index to Financial Statements on page F-1.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

Date: September 5, 2006	By:	/s/ Mark E. Patten
Name: Mark E. Patten
Title : Senior Vice President and Chief Accounting Officer

3

 CNL HOTELS & RESOTS, INC.
INDEX TO FINANCIAL STATEMENTS

CNL Hospitality Corp, and Subsidiary:	Page
Audited Financial Statements:
Report of Independent Certified Public Accountants	F-2
Consolidated Balance Sheets as of December 31, 2005 and 2004	F-3
Consolidated Statements of Income for the years ended December 31, 2005, 2004 and 2003	F-4
Consolidated Statements of Stockholders’ Equity (Deficit) for the years ended December 31, 2005,
2004 and 2003	F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003	F-6
Notes to Consolidated Financial Statements	F-7
Interim Unaudited Condensed Consolidated Financial Statements:
Consolidated Balance Sheets as of March 31, 2006 and December 31, 2005	F-19
Consolidated Statements of Income for the three months ended March 31, 2006 and 2005	F-20
Consolidated Statements of Stockholders’ Equity (Deficit) for the three months ended March 31,
2006	F-21
Consolidated Statements of Cash Flows for the three months ended March 31, 2006 and 2005	F-22
Notes to Consolidated Financial Statements	F-23
CNL Hotels & Resorts, Inc. and Subsidiaries:
Unaudited Pro Forma Financial Statements:
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2006	F-26
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2005	F-27
Notes to Unaudited Pro Forma Condensed Consolidated Finanical Statements for three months ended March 31, 2006 and the year ended December 31, 2005	F-28

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of CNL Hospitality Corp.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of stockholders’ equity (deficit) and of cash flows present fairly, in all material respects, the financial position of CNL Hospitality Corp. and its subsidiary (the “Company”) at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 1, the Company provides management, advisory and administrative services, and assists in developing and identifying hotel and resort properties and obtaining financing for CNL Hotels & Resorts, Inc. and subsidiaries.

/s/ PricewaterhouseCoopers LLP
Orlando, Florida
April 3, 2006

CNL HOSPITALITY CORP. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2005 and 2004
	2005	2004
Assets
Current assets
Cash and cash equivalents	$1,280,100	$3,808,900
Due from related parties	1,362,792	4,462,414
Prepaid expenses and other assets	164,705	114,910
Note receivable from related party	15,000,000	—
Total current assets	17,807,597	8,386,224
Property and equipment, net	2,632,028	1,259,977
Loan costs, less accumulated amortization of $128,695 and $99,941, respectively	14,362	43,116
Deferred income taxes	2,995,105	—
Other assets	235,376	220,654
Long-term note receivable from related party	12,000,000	—
	$35,684,468	$9,909,971

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$6,398,064	$4,244,479
Due to related parties	1,685,052	2,704,960
Deferred revenue	17,942,360	—
Current portion of notes payable	8,250,000	1,500,000
Total current liabilities	34,275,476	8,449,439
Note payable	—	8,250,000
Deferred rent expense	431,723	359,700
Total liabilities	34,707,199	17,059,139
Commitments and contingencies
Stockholders’ equity (deficit)
Class A common stock; $1 par value per share; 10,000 shares authorized; 2,000 shares issued and outstanding	2,000	2,000
Class B common stock; $1 par value per share; 5,000 shares authorized; 1,377 shares issued or outstanding	1,377	1,377
Retained earnings (deficit)	973,892	(7,152,545)
Total stockholders’ equity (deficit)	977,269	(7,149,168)
Total liabilities and stockholders’ equity	$35,684,468	$9,909,971

The accompanying notes are an integral part of these consolidated financial statements.

CNL HOSPITALITY CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Revenue
Acquisition fees	$19,057,640	$30,234,996	$94,355,354
Development fees	3,001,490	2,293,614	2,681,105
Management fees	27,718,203	26,505,055	12,478,171
Interest and other income	3,414,401	2,829,080	1,633,904
	53,191,734	61,862,745	111,148,534

Expenses
Corporate services provided by related parties	—	16,808,778	31,892,640
Salaries and benefits	17,413,864	19,335,221	9,541,697
General and administrative	6,104,155	6,925,172	4,003,461
Rent	1,373,217	1,329,334	783,821
Depreciation	815,472	472,968	203,789
Interest	1,469,611	1,721,511	1,966,940
	27,176,319	46,592,984	48,392,348
Income before provision for income taxes	26,015,415	15,269,761	62,756,186
Provision for income taxes	9,950,896	5,818,900	23,615,153
Net income	$16,064,519	$9,450,861	$39,141,033

The accompanying notes are an integral part of these consolidated financial statements.

CNL HOSPITALITY CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
Years Ended December 31, 2005, 2004 and 2003

	Class A Common Stock		Class B Common Stock		Additional	Retained
	Number	Par	Number	Par	Paid-In	Earnings
	of Shares	Value	of Shares	Value	Capital	(Deficit)	Total
Balance, December 31, 2002	2,000	$2,000	—	$—	$—	$(7,977,259)	$(7,975,259)
Dividends paid	—	—	—	—	—	(18,160,625)	(18,160,625)
Net income	—	—	—	—	—	39,141,033	39,141,033

Balance, December 31, 2003	2,000	2,000	—	—	—	13,003,149	13,005,149
Shares issued	—	—	1,377	1,377	21,411,306	—	21,412,683
Dividends paid	—	—	—	—	(21,411,306)	(29,606,555)	(51,017,861)
Net income	—	—	—	—	—	9,450,861	9,450,861

Balance, December 31, 2004	2,000	2,000	1,377	1,377	—	(7,152,545)	(7,149,168)
Dividends paid	—	—	—	—	—	(7,938,082)	(7,938,082)
Net income	—	—	—	—	—	16,064,519	16,064,519

Balance, December 31, 2005	2,000	$2,000	1,377	1,377	$—	$973,892	$977,269

The accompanying notes are an integral part of these consolidated financial statements.

CNL HOSPITALITY CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Cash flows from operating activities
Net income	$16,064,519	$9,450,861	$39,141,033
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	815,472	472,968	203,789
Loss on disposal of fixed assets	6,141	1,964	1,018
Changes in operating assets and liabilities
Due from related parties	3,099,622	10,163,739	(12,160,357)
Prepaid expenses and other assets	(64,517)	(83,024)	25,068
Accounts payable and accrued expenses	2,229,601	1,814,089	1,419,631
Due to related parties	(1,019,908)	(1,694,844)	2,552,308
Income taxes payable	—	—	(1,894,186)
Deferred rent expense	72,023	108,371	85,163
Deferred revenue, net of note receivable	(9,057,640)	—	—
Deferred income tax benefit	(2,995,105)	—	—
Net cash provided by operating activities	9,150,208	20,234,124	29,373,467

Cash flows from investing activities
Purchases of property and equipment	(2,164,910)	(1,246,442)	(270,629)
Proceeds from sale of property and equipment	—	176	2,889
Net cash used in investing activities	(2,164,910)	(1,246,266)	(267,740)
Cash flows from financing activities
Principal payments on notes payable	(1,500,000)	(1,500,000)	(1,500,000)
Principal payments on capital lease obligations	—	(112,747)	(36,273)
Issuance of common stock	—	21,412,683	—
Dividends paid to stockholders	(8,014,098)	(49,170,365)	(18,160,625)
Net cash used in financing activities	(9,514,098)	(29,370,429)	(19,696,898)
Net (decrease) increase in cash and cash equivalents	(2,528,800)	(10,382,571)	9,408,829

Cash and cash equivalents
Beginning of period	3,808,900	14,191,471	4,782,642
End of period	$1,280,100	$3,808,900	$14,191,471
Supplemental disclosure of cash flow information
Cash paid during the year for interest	$1,469,611	$1,721,511	$1,966,940
Cash paid during the year for income taxes	11,942,252	6,335,529	25,509,339
Dividends payable	—	1,847,496	—
Note receivable for fee income	27,000,000	—	—

The accompanying notes are an integral part of these consolidated financial statements.

CNL HOSPITALITY CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED STATEMENTS

1. Significant Accounting Policies:

Organization and Nature of Business— CNL Hospitality Corp. (the “Company”), a Florida C corporation, was organized on January 7, 1997. The Company is owned by CNL Real Estate Group, Inc., (the “Parent”), a wholly-owned subsidiary of CNL Financial Group, Inc. (“CFG”), Five Arrows Realty Securities II L.L.C. (“Five Arrows”) and shareholders of Class B common stock.

The Company and its wholly-owned subsidiary, CNL Hotel Development Company (“CHD”), provide management, advisory and administrative services, and assist in developing, identifying, and acquiring hotel and resort properties and obtaining financing for CNL Hotels & Resorts, Inc. and subsidiaries (“CHO”). CHO is a Real Estate Investment Trust registered with the Securities and Exchange Commission.

Principles of Consolidation— The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents— The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash equivalents are stated at cost, which approximates fair value.

Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts.

Property and Equipment— Property and equipment is stated at cost less accumulated depreciation. For financial statement purposes, the Company changed to the straight-line method of depreciation effective January 1, 2005, for all newly acquired property and equipment. Assets acquired before the effective date of the change continue to be depreciated principally by accelerated methods. The Company believes the new straight-line depreciation method will more accurately reflect its financial results by better matching costs of new property over the useful lives of these assets, which ranges from 3 to 15 years. The effect of the change was not material to the 2005 financial results of operations. Leasehold improvements are amortized over the life of the improvement or the term of the lease, whichever is shorter.

Revenue Recognition— The Company records revenue relating to services performed under the terms of its advisory agreement with CHO as follows:

Acquisition Fees— As offering proceeds are received by CHO and available for investment at the rate of 3.0 to 4.5% of gross equity offering proceeds (Note 2).

Debt Acquisition Fees— Upon closing of permanent financing and on amounts outstanding on the line of credit at the rate of 3.0 to 4.5% of loan proceeds (Note 2).

Collectively, the acquisition fees on gross equity offering proceeds and the debt acquisition fees on loan proceeds are referred to as “Acquisition Fees”.

CNL HOSPITALITY CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED STATEMENTS — (Continued)

Development Fees— As the related services are performed in amounts equal to a negotiated percentage of anticipated project costs.

Management Fees— On a monthly basis at 1/12 of .6% of CHO’s real estate asset value and the outstanding principal balance of any mortgage loans as of the end of the preceding month.

Personnel Reimbursement Charges— On a monthly basis as the related costs are incurred. Such amounts are included in interest and other income. The Company received payment in 2005 of certain payable fees from CHO (Notes 2 and 6). The Company recognized a portion of these fees as earned in the current year and deferred a portion to be earned in 2006 (Note 5).

Income Taxes— The Company’s taxable income or loss is included in its Parent’s consolidated federal and state income tax returns. The Company accounts for income taxes under a tax sharing arrangement that approximates the provision that would be recognized if it were filing tax returns on a stand-alone basis.

Deferred income taxes consist principally of differences arising from the revenue recognition of certain fee income for financial reporting purposes being different than tax reporting purposes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Loan Costs— Loan costs consist of costs incurred in connection with the term loan agreement. These costs are being amortized over the term of the loan using the straight-line method which approximates the effective interest method.

Use of Estimates— Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Recent Accounting Pronouncements—In May 2005, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections (“FAS 154”), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes, and Statement of Financial Accounting Standards Board No. 3, Reporting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28. FAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application as the required method for reporting a change in accounting principle and the reporting of a correction of an error. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

CNL HOSPITALITY CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED STATEMENTS — (Continued)

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“FAS 123R”). FAS 123R is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation . FAS 123R supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees , and its related implementation guidance. FAS 123 focuses primarily on accounting for transaction in which an entity obtains employee services in share-based payment transactions. As the Company does not currently have share-based payment transactions, adoption of FAS 123R is not expected to have a significant impact on the Company’s results of operations.

2. Related Party Transactions:

One of the principal shareholders of the Parent and CFG is a stockholder, director and officer of CHO and is an officer and director of the Company. Additionally, the President of CFG, who is an officer of the Company, is a director and officer of CHO.

The Company’s fee revenue is earned for services provided to CHO pursuant to its Advisory Agreement with CHO. On March 31, 2005, the Company entered into a renewal agreement (the “Renewal Agreement”) with respect to the advisory agreement dated as of April 1, 2004 between the Company and CHO (the “Advisory Agreement”), pursuant to which the Advisory Agreement was renewed for an additional one-year term commencing on April 1, 2005, and ending on March 31, 2006.

On December 30, 2005, the Company entered into an Amended and Restated Renewal Agreement (the “Amended and Restated Renewal Agreement”), which amended and restated the Renewal Agreement. The Amended and Restated Renewal Agreement provides for a reduction in the rate of Acquisition Fees from 4.5% to 3.0%, retroactive to April 1, 2005. On March 30, 2006, the Company entered into a Renewal Agreement with respect to the Amended and Restated Renewal Agreement pursuant to which the Amended and Restated Renewal Agreement was renewed for a three-month term commencing April 1, 2006 and terminating on June 30, 2006.

Pursuant to the Advisory Agreement, the Company earns a monthly management fee equal to one-twelfth of 0.6% of CHO’s real estate asset value and the outstanding principal amount of any mortgage loans as of the end of the preceding month. Management fees earned under the CHO agreement for the years ended December 31, 2005, 2004 and 2003 were $27,718,203, $26,505,055 and $12,478,171, respectively.

Prior to April 29, 2004 which was the date the Company entered into an agreement to merge with CHO (the “Initial Merger Agreement”), the Company was also entitled to receive acquisition fees for services rendered in identifying properties and structuring the terms of leases of the properties and negotiating mortgage loans equal to a percentage of gross proceeds from CHO offerings and loan proceeds from permanent financing (as described above). Under the terms of the Initial Merger Agreement, Acquisition Fees otherwise due of approximately $82,700,000 were not payable as long as the Initial Merger Agreement was in effect. On December 30, 2005, the Company and CHO entered into a Payment Agreement (the “Payment Agreement”) which provides for certain payments in the aggregate amount of $37,000,000 (the “Payment Amount”) by CHO to the Company in full satisfaction of these Acquisition Fees (Note 6).

CNL HOSPITALITY CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED STATEMENTS — (Continued)

The Payment Agreement provides that CHO will pay the Company an aggregate of the $37,000,000 as follows: (i) $10,000,000 in cash paid on December 30, 2005, and (ii) a promissory note by CHO to the Company in the original principal amount of $27,000,000, which was issued and delivered (the “Promissory Note”). The Promissory Note requires payment of principal, with any unpaid accrued interest, of $15,000,000 on January 31, 2006, which payment was received, and $12,000,000 on January 31, 2007. Interest accrues under the terms of the Promissory Note at 6% per annum. Pursuant to the Payment Agreement, the Company agreed that (i) the Payment Amount is in full satisfaction and payment of all its rights and interest with respect to the Payable Fees and (ii) there are no other unpaid Acquisition Fees which have been incurred by CHO or earned by the Company on or prior to December 31, 2005, other than the Payable Fees. In addition, under the terms of the Payment Agreement, the Company acknowledged and agreed (i) to irrevocably waive the right to payment of all Acquisition Fees and Asset Management Fees (as defined in the Amended and Restated Renewal Agreement) payable by CHO to the Company under the Amended and Restated Renewal Agreement for the period from and including January 1, 2006 through and including June 30, 2006 (collectively, the “Relinquished Fees”) and (ii) that the agreements, covenants and provisions in the Payment Agreement are in full satisfaction and payment of all its rights and interests with respect to the Relinquished Fees. The Payment Agreement also provides (i) that except for the Payment Amount with respect to the Payable Fees and the waiver of the Relinquished Fees, all other advisory fees under the Amended and Restated Renewal Agreement earned by the Company shall be payable in accordance with the terms and conditions of the Amended and Restated Renewal Agreement, (ii) for mutual releases, and (iii) that to the extent that the Initial Merger Agreement is inconsistent with the terms and conditions of the Payment Agreement, the Payment Agreement shall supersede the Initial Merger Agreement.

Total Acquisition Fees of $19,057,640, $30,234,996 and $94,355,354 were earned for the years ended December 31, 2005, 2004 and 2003, respectively.

The Company pays CFG, based on a verbal agreement, a fee ranging from one to 2.75% of gross proceeds from CHO offerings for branding, executive management and other corporate services. The Company paid $0, $16,808,778 and $31,892,640 to CFG for these services during the years ended December 31, 2005, 2004 and 2003, respectively.

The Company is entitled to receive fees in connection with development, construction, and renovation of properties. The Company earned $3,001,490, $2,293,614 and $2,421,105 of fees from related entities for the years ended December 31, 2005, 2004 and 2003, respectively.

The Company also is entitled to earn a subordinated disposition fee, a subordinated share of net sales proceeds, and secured equipment lease servicing fees from CHO. No such fees were earned during the years ended December 31, 2005, 2004 and 2003.

The Company is required under the terms of its advisory agreement with CHO to reimburse CHO for operating expenses if CHO’s operating expenses paid or incurred exceed, in any four consecutive fiscal quarters, the greater of 2% of CHO’s average invested assets or 25% of net income. For the years ended December 31, 2005, 2004 and 2003, no reimbursement was required.

CNL HOSPITALITY CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED STATEMENTS — (Continued)

The Company provides accounting and administrative services to CHO and other CNL related companies for which it receives personnel reimbursement fees, in addition to the fees described above. For the years ended December 31, 2005, 2004 and 2003, reimbursements amounted to $3,357,022, $2,694,825 and $1,596,396, respectively, and are included in interest and other income in the accompanying consolidated statements of income.

CFG provides marketing, administration, technology systems, human resources, accounting, tax and compliance services to the Company. Amounts paid to CFG for these services amounted to $3,068,519 and $3,545,428, for the years ended December 31, 2005 and 2004, and are included in general and administrative expenses in the accompanying consolidated statements of income.

Amounts due from related parties at December 31, 2005 and 2004 consist of the following:
	2005	2004
Acquisition fees	$79,788	$79,788
Corporate services fees	—	399,983
Development fees	312,301	98,250
Management fees	—	2,397,998
Current income taxes	—	516,630
Other	970,703	969,765
	$1,362,792	$4,462,414

Amounts due to related parties at December 31, 2005 and 2004 consist of the following:
	2005	2004
Corporate service fees	$—	$—
Dividends payable	—	1,847,496
Current income taxes	1,003,749	—
Amounts due for furniture deposits paid by Parent	651,794	—
Amounts paid by Parent on behalf of the Company and accounting and administrative services	29,509	857,464
	$1,685,052	$2,704,960

Amounts due are unsecured, non-interest bearing and due on demand.

CNL HOSPITALITY CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED STATEMENTS — (Continued)

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are significant stockholders. The amounts deposited with this bank were $1,280,100 and $3,808,900 at December 31, 2005 and 2004, respectively.

See Note 10 for related party lease obligations.

3. Property and Equipment, Net:

Property and equipment consist of the following at December 31:
	2005	2004
Furniture and fixtures	$2,365,769	$1,349,914
Computer equipment and software	1,804,314	998,806
Leasehold improvements	377,984	251,891
	4,548,067	2,600,611
Less: Accumulated depreciation	(1,916,039)	(1,340,634)
	$2,632,028	$1,259,977

During 2004, fully depreciated property and equipment with an original cost of approximately $367,000 was assigned to the Company from its Parent.

4. Other Assets:

Other assets consist of the following at December 31:
	2005	2004
Common stock — CNL Hotels & Resorts, Inc., carried at cost which approximates fair market value (10,000 shares)	$200,000	$200,000
Other	35,376	20,654
	$235,376	$220,654

5. Note Payable to Minority Shareholder:

The Company entered into a $15,000,000 term loan agreement with Five Arrows, its minority shareholder, on June 26, 2001. The loan has a five year term, bears interest at a rate of 16% and requires monthly payments of $125,000 plus interest. Interest incurred was $1,469,611, $1,717,889 and $1,956,278 for the years ended December 31, 2005, 2004 and 2003, respectively. The term loan contains restrictive financial and other covenants including, but not limited to, a requirement for consolidated EBITDA, as defined, to be not less than $625,000 per quarter and working capital to be not less than $1,000,000, as defined.

CNL HOSPITALITY CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED STATEMENTS — (Continued)

6. Deferred Revenue:

During the year ended December 31, 2005, the Company recorded $37,000,000 (of which $10,000,000 was received in cash on December 30, 2005, with the remainder to be received in January 2006 and 2007) of Acquisition Fees and Management Fees representing payment in full of certain previously payable fees and certain fees to be waived in 2006 (Note 2). Of the $37,000,000 payment, $19,057,640 was recognized as Acquisition Fees in 2005 and $17,942,360 was recorded as deferred revenue. In 2006, $3,940,576 of the deferred revenue will be recognized as Acquisition Fees and $14,001,784 will be recognized as Management Fees.

7. Income Taxes:

The provision for income taxes consisted of the following for the years ended December 31:

	2005	2004	2003
Current
Federal	$11,253,713	$4,960,433	$20,163,563
State	1,692,288	858,467	3,451,590
	12,946,001	5,818,900	23,615,153

Deferred
Federal	(2,603,588)	—	—
State	(391,517)	—	—
	(2,995,105)	—	—
	$9,950,896	$5,818,900	$23,615,153

The Company’s effective rate of approximately 38% is not significantly different from the statutory rates applicable to its operations.

The deferred income tax asset relates to differences in the timing of the recognition of management fee income.

8. Profit Sharing Plan:

Employees of the Company are included in the Parent’s defined contribution profit sharing plan (the “Plan”). The Plan is designed in accordance with the applicable sections of the Internal Revenue Code, and is not subject to minimum funding requirements. The Plan covers all eligible employees of the Company and its subsidiary upon completion of six months of service. The employees may elect to contribute up to a maximum of 98% of their salary under Internal Revenue Service regulations. The Company matches 50% of the first 6% of each employee’s contribution up to a maximum of 3% of their salary. For the years ended December 31, 2005, 2004 and 2003, the Company’s contribution, including administration costs, amounted to approximately $175,600, $153,200 and $77,500, respectively, and is included in salaries and benefits in the accompanying consolidated statements of income.

CNL HOSPITALITY CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED STATEMENTS — (Continued)

9. Rights of Common Stockholders:

Each share of Class A common stock is entitled to one vote. The rights of the Class B common stock are as follows:

•
each share of Class B common stock is equivalent to 1/100th of a share of Class A common stock with regard to all matters, including voting rights, participation in payment of dividends, and distribution in liquidation of the Company; and

•
if the Company is a participant in a merger or consolidation that results in the conversion, exchange or cancellation of the outstanding shares of Class A common stock or the sale or transfer of all or substantially all of the assets of the Company, then in such event each holder of the Class B common stock shall be entitled to the same consideration as the holder of an equivalent number of shares of Class A common stock.

•
1,239.40 of the shares issued are subject to employee stock purchase agreements that give CFG the right to purchase varying percentages of the stock at the issuance price in the event that the holders leave employment of the Company or other CFG affiliates within varying periods of time ranging from 24 to 48 months after issuance. Upon change of control or merger, the repurchase option is voided.

10. Commitments and Contingencies:

Operating Lease Obligations— The Company has been allocated a portion of leases relating to office space leased from a related party. The lease provides for minimum monthly payments through October 2014, currently $83,966 per month. Deferred rent expense represents the difference between rent paid and the total cost of the lease recognized on a straight line basis over the remaining life of the lease. Rent expense, including amortization of deferred rent, relating to the allocation of this lease agreement totaled $919,283 and $1,028,180 for the years ended December 31, 2005 and 2004, respectively.

The Company entered into a new lease with a related party for office space in November 2005. The lease provides for minimum monthly rent payments through November 2015, of $100,424 per month commencing March 1, 2006. This lease is replacing the allocation of the lease for office space noted above. As such, the future minimum lease payments have been adjusted to reflect the replacement of that lease allocation with the new lease.

The Company has been allocated a portion of leases relating to other office space. The leases provide for current minimum monthly payments of $31,822 through March 2009. Rent expense relating to the allocation of these lease agreements totaled $386,444 and $225,075 for the years ended December 31, 2005 and 2004, respectively.

CNL HOSPITALITY CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED STATEMENTS — (Continued)

The Company’s allocation of future minimum lease payments as of December 31, 2005 is as follows:
Year Ending
2006	$1,339,637
2007	1,254,398
2008	1,279,554
2009	1,282,303
2010	1,300,260
Thereafter	7,141,338
$13,597,490

Litigation— On August 16, 2004, a shareholder of CHO filed a complaint in the United States District Court for the Middle District of Florida against, among others, CHO, the Company, its Parent and CFG. The complaint asserted claims on behalf of two putative classes, those persons who purchased shares of CHO during the class period pursuant to certain registration statements and those persons who received and were entitled to vote on the Proxy Statement dated May 7, 2004, as amended. The complaint alleged violations of Sections 11, 12(a)(2) and 15 of the Securities Act of 1933, as amended, and Section 14(a), including Rule 14a-9 thereunder, and Section 20(a) of the Securities Exchange Act of 1934, as amended, based upon, among other things, allegations that (i) the defendants used improper accounting practices to materially inflate CHO’s earnings to support the payment of distributions and bolster CHO’s share price; (ii) conflicts of interest and self-dealing by the defendants resulted in excessive fees being paid to the Company, overpayment for certain Properties which CHO acquired and the proposed merger between CHO and the Company; (iii) the proxy statement and certain registration statements and prospectuses contained materially false and misleading statements; and (iv) the individual defendants and the Company breached certain of their fiduciary duties to the members of the class. The complaint sought, among other things, certification of the two putative classes, unspecified monetary damages, rescissory damages, to nullify the various shareholder approvals obtained at CHO’s 2004 annual meeting, payment of reasonable attorneys’ fees and experts’ fees, and an injunction enjoining the proposed but later postponed underwritten offering and listing until the court approves certain actions, including the nomination and election of new independent Directors of CHO and retention of a new financial advisor for CHO.

CNL HOSPITALITY CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED STATEMENTS — (Continued)

In addition, on September 8, 2004, a second putative shareholder complaint was filed in the United States District Court for the Middle District of Florida containing allegations that were substantially similar to those contained in the shareholder lawsuit filed on August 16, 2004 as described above. On November 10, 2004, the two complaints were consolidated. On December 21, 2004, the Court designated lead plaintiffs for each of the two putative classes. On December 23, 2004, the plaintiffs served a corrected, consolidated and amended complaint asserting substantially the same claims and allegations (the “Consolidated Amended Complaint”). On February 11, 2005 the Company and the other defendants filed motions to dismiss the Consolidated Amended Complaint. On May 9, 2005, the Court dismissed all causes of action against CHO’s operating partnerships, CNL Hospitality Partners, L.P., and RFS Partnership, L.P., and against the Company, CFG and other Company related entities. The Court sustained the sufficiency of the pleading relating to the Sections 11, 12(a) (2), and 15 claims against CHO and the individual defendants, but instructed plaintiffs to re-plead to specifically identify in the particular registration statements the alleged misstatements or omissions attributable to each defendant. The Court deferred consideration of the Section 14(a) and 20(a) claims in light of CHO’s April 8, 2005 disclosure relating to the possible amendment of the Initial Merger Agreement. Finally, the Court dismissed the breach of fiduciary duty claims finding they were derivative and that the plaintiffs had neither made the required demand on the defendants to assert the claims or properly pleaded the futility of making such demand. On May 31, 2005, plaintiffs filed a Consolidated First Amended Shareholder Complaint (the “First Amended Complaint”), which eliminated one of the named co-plaintiffs and certain previously named defendants, including CNL Hospitality Partners, L.P., RFS Partnership, L.P., CFG, CNL Real Estate Group, Inc. and Five Arrows Realty Securities II, LLC. The First Amended Complaint continued to assert claims pursuant to Sections 11, 12(a) (2) and 15 of the Securities Act and Section 14(a), including Rule 14a-9 thereunder, and Section 20(a) of the Exchange Act. Further, the breach of fiduciary duty claim was expressly asserted as derivative.

On July 22, 2005, the Company and the other defendants filed separate motions to dismiss the First Amended Complaint. Oral argument was heard by the Court on September 9, 2005. On September 9, 2005, the Court dismissed without prejudice the Section 14(a) and 20(a) claims as moot, and granted plaintiff leave to amend its complaint, within thirty days, to add additional plaintiffs that had standing to assert certain Sections 11, 12(a)(2), and 15 claims, and instructed defendants to advise the Court, within thirty days thereafter, whether they have any additional defenses to raise in support of their motions to dismiss in light of any new plaintiffs. On September 13, 2005, the Court dismissed the derivative claims with prejudice finding that plaintiffs had failed to make a pre-suit demand or establish that such demand would have been futile. On September 21, 2005, the Court denied the motion to dismiss the Company as a defendant in the complaint. On October 10, 2005, plaintiffs filed a Consolidated Second Amended Shareholder Complaint (the “Second Amended Complaint”), which added three additional named plaintiffs to assert Sections 11, 12(a)(2), and 15 claims against CHO and the individual defendants. On November 9, 2005, CHO moved to dismiss and strike the Second Amended Complaint. On December 16, 2005, the Court entered an order postponing resolution of the motion to dismiss and strike, pending settlement discussions among the parties.

CNL HOSPITALITY CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED STATEMENTS — (Continued)

On February 6, 2006, plaintiffs’ and defendants’ counsel, on the Company and CHO’s behalf executed a non-binding Memorandum of Understanding (“MOU”), which sets forth the general terms of an agreement in principle for the settlement of the putative class action brought by plaintiffs on behalf of certain shareholders in the United States District Court for the Middle District of Florida (the “Action”). Under the terms of the MOU, two settlement classes will be certified: (i) a class of all persons who purchased or otherwise acquired CHO securities issued or offered pursuant to or by means of its registration statements and/or prospectuses between August 16, 2001 and August 16, 2004, inclusive (the “Purchaser Class”); and (ii) a class of all persons who were entitled to vote on the proposals presented in the proxy statement filed by CHO, dated June 21, 2004, as amended or supplemented by the additional proxy solicitation materials filed on July 7, July 8, and July 20, 2004 (the “Proxy Class”). The Company and the other defendants have denied and continue to deny liability or any act of negligence or misconduct, but in exchange for a release and resolution of the Action, the Company and the other defendants have agreed to settle the Action.

Under the terms of the MOU, which became binding and enforceable on March 17, 2006, in connection with the Purchaser Class claims, CHO will pay a total of $35,000,000, consisting of $3,700,000 to be paid by January 15, 2007, $15,650,000 to be paid by January 15, 2008, and $15.65 million to be paid by January 15, 2009, which payments will be deposited into a settlement fund account to be administered by plaintiffs’ counsel. Plaintiffs’ counsel will seek a fee with respect to the Purchaser Class equal to 25% of all amounts paid into the settlement fund account, totaling approximately $8,750,000, plus expenses. Plaintiffs’ counsel will seek a fee and a portion of reimbursable expenses with respect to the Proxy Class and derivative claims in the amount of $5,500,000 which CHO has agreed to pay as of part of the settlement. In connection with the Proxy Class and derivative claims, the Company and the other defendants will acknowledge that the Action was a material factor that was taken into account in connection with (i) the terms of the Amended and Restated Renewal Agreement, executed by the Company and CHO, and the Payment Agreement, executed by the Company and CHO, and (ii) the amended Merger Agreement (Note 11) with terms that are more favorable to CHO as compared to the initial merger agreement entered into in 2004 (the “Initial Merger Agreement”), including reduced merger consideration. The MOU and terms of the settlement were approved by the Special Litigation Committee of CHO’s Board of Directors, which is comprised of the three non-defendant members of CHO’s Board of Directors.

On March 13, 2006, the Court held a status conference, wherein the parties informed the Court of the terms of the MOU and their intention for the settlement to be documented by a Stipulation of Settlement. The Court ordered that any Stipulation of Settlement and accompanying documents must be filed with the Court no later than March 31, 2006. The Company and the other defendants and plaintiffs are engaged in active negotiations to arrive at mutually agreeable terms of a Stipulation of Settlement. There can be no assurance that the parties will agree to a Stipulation of Settlement, that the Court will approve the settlement on the terms contained in the MOU or that the settlement will be consummated on the terms and conditions set forth in the MOU or at all. A preliminary fairness hearing is scheduled for April 11, 2006, at which point it is anticipated that the Court will order notice of the settlement to be sent to members of the Purchaser Class and the Proxy Class, and a final fairness hearing would then be scheduled.

On April 3, 2006, the Stipulation of Settlement was executed, which is subject to Court approval. The material terms of the Stipulation of Settlement are those contained in the MOU described above. The Company does not anticipate any material impact to its financial condition or results of operations from the terms of the MOU or the Stipulation of Settlement.

CNL HOSPITALITY CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED STATEMENTS — (Continued)

11. Merger Agreement:

On April 3, 2006, the Company entered into an amended and restated agreement and plan of merger with CHO (the “Amended Merger Agreement”). The Amended Merger Agreement amends and restates the Initial Merger Agreement, entered into as of April 29, 2004, as amended as of June 17, 2004. Pursuant to the Amended Merger Agreement, the Company will merge with and into a wholly-owned subsidiary of CHO (the “Amended Merger”).

Consummation of the Amended Merger is subject to a number of closing conditions, including, among others, i) approval of the Amended Merger by CHO’s stockholders, ii) the approval by CHO’s stockholders and the filing of certain amendments to CHO’s charter, iii) receipt of certain consents and approvals, and iv) receipt of certain legal opinions from counsel to the Company and CHO.

Upon closing of the Amended Merger, all of the outstanding shares of capital stock of the Company will be converted into the right to receive 3,600,000 common shares of CHO, which total number of shares was calculated by dividing $72,000,000 by the Per Share Price (as defined in the Merger Agreement). In addition, CHO will assume the Company’s note payable to minority shareholder of up to approximately $7,900,000. If the Amended Merger is consummated, the existing advisory agreement between the Company and CHO will be terminated.

The Amended Merger Agreement may be terminated at any time prior to the effective time of the Amended Merger by mutual consent of the Company and CHO or by the Company or CHO, in certain circumstances. The Amended Merger Agreement also may be terminated after December 31, 2006 if the Amended Merger Agreement shall not have been consummated by such date.

CNL HOSPITALITY CORP.
AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$5,190,755	$1,280,100
Due from related parties	2,002,490	1,362,792
Prepaid expenses and other assets	240,428	164,705
Note receivable and accrued interest from related party	12,255,000	15,000,000
Total current assets	19,688,673	17,807,597

Property and equipment, net	4,843,395	2,632,028
Loan costs, net	7,174	14,362
Deferred income taxes	1,234,861	2,995,105
Other assets	235,376	235,376
Long-term note receivable from related party	—	12,000,000

	$26,009,479	$35,684,468

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$2,421,121	$6,398,064
Due to related parties	5,582,867	1,685,052
Deferred revenue	7,397,510	17,942,360
Current portion of note payable	7,875,000	8,250,000
Total current liabilities	23,276,498	34,275,476

Deferred rent expense	—	431,723

Total liabilities	23,276,498	34,707,199

Stockholders’ equity:
Class A common stock; $1 par value per share; 10,000 shares
authorized; 2,000 shares issued and outstanding	2,000	2,000
Class B common stock; $1 par value per share; 5,000 shares
authorized; 1,377 shares issued and outstanding	1,377	1,377
Retained earnings	2,729,604	973,892

Total stockholders’ equity	2,732,981	977,269

	$26,009,479	$35,684,468

The accompanying notes are an integral part of these consolidated financial statements.

CNL HOSPITALITY CORP.
AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended
	March 31,
	2006	2005
Revenue:
Debt acquisition fees	$3,940,576	$—
Management fees	6,543,246	7,300,315
Development fees	771,746	961,992
Interest and other income	1,102,443	742,852
	12,358,011	9,005,159

Expenses:
Salaries and benefits	7,179,336	4,290,145
General and administrative	1,447,839	1,223,440
Rent	347,539	367,409
Depreciation and amortization	214,937	135,586
Interest	325,000	385,000
	9,514,651	6,401,580

Income before provision for income taxes	2,843,360	2,603,579

Provision for income taxes	(1,087,648)	(979,727)

Net income	$1,755,712	$1,623,852

The accompanying notes are an integral part of these consolidated financial statements.

CNL HOSPITALITY CORP.
AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)
Three Months Ended March 31, 2006

	Class A		Class B
	Common Stock		Common Stock		Retained
	Shares	Par	Shares	Par	Earnings
	Outstanding	Value	Outstanding	Value	(Deficit)	Total
Balance at December 31, 2005	2,000	$2,000	1,377	$1,377	$973,892	$977,269

Net income	—	—	—	—	1,755,712	1,755,712

Balance at March 31, 2006	2,000	$2,000	1,377	$1,377	$2,729,604	$2,732,981

The accompanying notes are an integral part of these consolidated financial statements.

CNL HOSPITALITY CORP.
AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net income	$1,755,712	$1,623,852
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	207,749	135,586
Amortization of loan costs	7,188	7,188
Changes in operating assets and liabilities:
Interest receivable from related party	(255,000)	--
Due from related parties	(639,698)	193,605
Prepaid expenses and other assets	(75,723)	(2,876)
Other assets	--	20,654
Accounts payable and accrued expenses	(3,976,943)	(3,479,360)
Due to related parties	3,897,815	1,971,693
Deferred revenue	(10,544,850)	--
Deferred income taxes	1,760,244	--
Deferred rent expense	(431,723)	20,735
Net cash (used in) provided by operating activities	(8,295,229)	491,077

Cash flows from investing activities:
Purchases of property and equipment	(2,419,116)	(32,519)
Payments on note receivable from related party	15,000,000	--
Net cash provided by (used in) investing activities	12,580,884	(32,519)

Cash flow from financing activities:
Principal payments on indebtedness	(375,000)	(375,000)
Proceeds from sale of common stock	--	21,412,683
Dividends paid to stockholders	--	(20,767,857)
Net cash (used in) provided by financing activities	(375,000)	269,826

Net increase in cash and cash equivalents	3,910,655	728,384

Cash and cash equivalents at beginning of period	1,280,100	3,808,900

Cash and cash equivalents at end of period	$5,190,755	$4,537,284

Supplemental disclosure of cash flow information:

Cash paid during the year for interest	$325,000	$385,000

The accompanying notes are an integral part of these consolidated financial statements.

CNL HOSPITALITY CORP.
AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Three Months Ended March 31, 2006 and 2005

1.	Organization and Nature of Business

      CNL Hospitality Corp. (the “Company”) and its wholly owned subsidiary, CNL Hotel Development Company provide management, advisory and administrative services and assist in developing and identifying hotel and resort properties for CNL Hotels & Resorts, Inc. (“CHR”).

2.	Interim Period Financial Statements

      The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Company’s management believes the disclosures made are adequate to make the interim financial information presented not misleading.

      In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company as of March 31, 2006 and the results of operations and cash flows for the three months ended March 31, 2006 and 2005. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

      Amounts included in the financial statements as of December 31, 2005, have been derived from the audited financial statements of the Company for the year then ended.

      These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements of CNL Hospitality Corp. for the year ended December 31, 2005. The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Hospitality Corp. and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated.

3.	Related Party Transactions

      One of the principal stockholders of the Company’s parent is a stockholder, director and officer of CHR and is also an officer and director of the Company. Additionally, the President of the Company’s parent is an officer and director of the Company as well as an officer and director of CHR.

      The Company’s fee revenue is primarily earned for services provided to CHR. In addition, the Company provides accounting and administrative services to CHR and other related companies for which it receives personnel reimbursements. For the three months ended March 31, 2006 and 2005 such reimbursements amounted to $0.8 million and $0.7 million, respectively and are included in interest and other income.

CNL HOSPITALITY CORP.
AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)
(UNAUDITED)
Three Months Ended March 31, 2006 and 2005

     Amounts due from related parties at March 31, 2006 and December 31, 2005 consist of the following:
	March 31,	December
	2006	31, 2005
Acquisition fees	$79,788	$79,788
Development fees	418,721	312,301
Other	1,503,981	970,703

	$2,002,490	$1,362,792

    Amounts due to related parties at March 31, 2006 and December 31, 2005 consist of the following:
	March 31,	December 31,
	2006	2005
Current income taxes	$331,153	$1,003,749
Amounts due for furniture deposits paid by Parent	3,025,913	651,794
Amounts paid by Parent on behalf of the Company for accounting and administrative services	2,225,801	29,509
	$5,582,867	$1,685,052
     Amounts due are unsecured, non-interest bearing and due on demand.

      The Company maintains back accounts in a bank in which certain officers and directors serve as directors and are stockholders. The amounts deposited with this bank were $5,190,755 and $1,280,100 as of March 31, 2006 and December 31, 2005, respectively.

4.	Income Taxes

The provision (benefit) for income taxes consisted of the following for the three months ended March 31:

	March 31,	December 31,
	2006	2005
Current
Federal	$(584,675)	$849,549
State	(87,921)	130,178
	(672,596)	979,727
Deferred
Federal	1,530,147	—
State	230,097	—
	1,760,244	—

	$1,087,648	$979,727

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

      The Unaudited Pro Forma Condensed Consolidated Statement of Operations of CNL Hotels & Resorts, Inc. and its subsidiaries (the “Company”) for the three months ended March 31, 2006 and the year ended December 31, 2005, have been derived from historical consolidated financial statements and have been prepared to reflect adjustments to the historical financial statements to illustrate the estimated effect of the following transactions as if they had occurred on January 1, 2006 and 2005, respectively. Unaudited Pro Forma Condensed Consolidated Balance Sheets of the Company are not required to be presented in this Current Report on Form 8-K/A as the Condensed Consolidated Balance Sheet as of June 30, 2006, included in the Company’s Form 10-Q for the three months ended June 30, 2006 and filed on August 14, 2006, includes the assets and liabilities acquired in connection with the Merger (as defined below).

      (i) The June 21, 2006, acquisition of the Company’s affiliated external advisor, CNL Hospitality Corp. ( the “Former Advisor”) pursuant to the Amended and Restated Agreement and Plan of Merger, entered into as of April 3, 2006, among the Company, the Former Advisor, and the other parties thereto (the “Amended Merger Agreement”), under which all of the outstanding shares of common stock of the Former Advisor were converted into the right to receive 3.6 million shares of our common shares, approximately $3.0 million in cash for the payment of transaction costs, and the assumption and repayment of approximately $8.3 million in debt and related accrued interest (the “Merger”).

      (ii)  The Company’s May 19, 2006, acquisition of the remaining interests in Desert Ridge Resort Partners, LLC (“DRR LLC”), which owns the JW Marriott Desert Ridge Resort & Spa located in Phoenix, Arizona (the “DRR Resort”), for a purchase price of $65.3 million, plus closing price adjustments relating to working capital and cash flow of the DRR Resort.

      (iii)  The Company’s June 16, 2006, acquisition of the remaining interests in CY-SF Hotel Parent, LP(“CY-SF LP”), which owns the Courtyard San Francisco Downtown hotel (“CY-SF”), for a purchase price of $10.0 million, plus closing price adjustments relating to working capital and cash flow of the CY-SF, and the forgiveness of a $7.0 million liquidity facility loan (“LFL”), including accrued interest.

      (iv)  The proposed disposition of the Company’s remaining interests in Hersha Hospitality Trust (“Hersha”), which owns the Hampton Inn Chelsea in New York, for a sales price of approximately $25.4 million, and an estimated net gain of approximately $16.5 million.

(v) The proposed disposition of the Company’s two Wyndham hotels (the “Wyndhams”), for a sales price of approximately $42.5 million, and an estimated net gain of approximately $4.0 million.

 (vi) The grant of 2.3 million deferred shares under the Company’s 2004 Omnibus Long-Term Incentive Plan (“Long-Term Incentive Plan”) on June 21, 2006, to the Company’s executive officers under the terms of their employment agreements, and to certain other employees of the Company.

     (vii) The February 24, 2006, acquisition of the Grande Lakes Orlando Resort (“Grande Lakes”), comprising a 584-room Ritz-Carlton, a 998-room JW Marriott, a 40,000-square foot spa and an 18-hole Greg Norman-designed championship golf course (collectively the “GL Resort”), for a purchase price of approximately $763 million, including a $570 million loan obtained in connection with the purchase. In connection with the acquisition the Company assumed the existing management agreements for the two resort properties and the golf operation.

              The Unaudited Pro Forma Condensed Consolidated Statements of Operation should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto. The Company has based its Unaudited Pro Forma Condensed Consolidated Financial Statements on available information and assumptions that it believes are reasonable. These Unaudited Pro Forma Condensed Consolidated Financial Statements are presented for informational purposes only and do not purport to be indicative of the Company’s financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2006
In thousands except per share data)

	Company	Former Advisor Historical (1)	2006 Acquisitions (2)	2006 Dispositions (3)	Pro Forma Adjustments		Consolidated Pro Forma
Revenues:
Room	$234,168	$-	$35,869	$(1,685)			$268,352
Food and beverage	108,504	-	25,184	-			133,688
Other operating departments	59,675	-	10,498	(10)			70,163
Rental income	3,217	-	-	(1,135)			2,082
Other income	415	12,358	-	(127)	$(12,037)	(4)	609
	405,979	12,358	71,551	(2,957)	(12,037)		474,894
Expenses:
Room	50,287	-	7,000	(389)			56,898
Food and beverage	69,104	-	15,031	-			84,135
Other operating departments	33,208	-	4,616	(12)			37,812
Property operations	67,324	-	10,269	(474)			77,119
Repairs and maintenance	15,098	-	2,300	(61)			17,337
Hotel and resort management fees	14,266	-	3,061	(42)			17,285
Sales and marketing	22,035	-	3,223	(43)			25,215
General and administrative	8,279	8,975	-	-	(808)	(5)	18,638
					2,192	(9)
Asset management fees to related party	6,516	-	-	-	(6,516)	(5)	-
Depreciation and amortization	50,432	208	7,842	(508)	4,963	(12)	62,937

Interest income	(1,722)	-	(2)	-			(1,724)
Interest and amortization of loan costs	49,206	332	11,151	(317)	(332)	(6)	61,791
					2,108	(10)
					(357)	(10)
Loss on extinguishment of debt	29,132	-	-				29,132
Transaction costs	2,382	-	-				2,382
	415,547	9,515	64,491	(1,846)	1,250		488,957

Earnings (loss) before equity in
earnings (loss) of unconsolidated
subsidiaries, minority interest
and other	(9,568)	2,843	7,060	(1,111)	(13,287)		(14,063)

Equity in earnings (loss) of
unconsolidated subsidiaries	1,246	-	-	-	(1,229)	(11)	17

Minority interest	(2,731)	-	-	-			(2,731)

Benefit (expense) from income taxes	404	(1,087)	(4)	-	1,087	(7)	400

Income (loss) from continuing
operations	$(10,649)	$1,756	$7,056	$(1,111)	$(13,429)		$(16,377)

Earnings (loss) per share
Basic (8)	$(0.07)						$(0.10)
Diluted (8)	$(0.07)						$(0.10)

Weighted average shares outstanding
Basic (8)	152,883				3,600	(8)	156,483
Diluted (8)	152,883				3,600	(8)	156,483

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(In thousands except per share data)

	Company	Former Advisor Historical (13)	2006 Acquisitions (13)	2006 Dispositions (14)	Pro Forma Adjustments		Consolidated Pro Forma
Revenues:
Room	$795,447	$-	$158,588	$(7,964)			$946,071
Food and beverage	343,121	-	123,711	-			466,832
Other operating departments	190,683	-	38,855	(39)			229,499
Rental income	16,741	-	-	(4,540)			12,201
Other income	2,522	53,192	8	(534)	$(53,134)	(15)	2,054
	1,348,514	53,192	321,162	(13,077)	(53,134)		1,656,657
Expenses:
Room	188,970	-	36,420	(1,752)			223,638
Food and beverage	234,588	-	77,121	-			311,709
Other operating departments	116,026	-	23,984	(39)			139,971
Property operations	246,207	-	49,854	(2,053)			294,008
Repairs and maintenance	57,147	-	12,140	(225)			69,062
Hotel and resort management fees	40,282	-	10,503	(271)			50,514
Sales and marketing	80,752	-	18,251	(165)			98,838
Credit enhancement funding	(2,057)	-	-	-			(2,057)
General and administrative	32,830	24,891	-	-	8,766	(20)	63,130
					(3,357)	(16)
Litigation settlement	34,151	-	-	-			34,151
Asset management fees to related party	27,868	-	-	-	(27,868)	(16)	-
Depreciation and amortization	182,995	815	39,431	(2,825)	30,011	(21)	250,427

Interest income	(4,077)	-	(6)	-			(4,083)
Interest and amortization of loan costs	192,355	1,470	54,646	(1,093)	(1,470)	(17)	257,151
					12,448	(22)
					(1,205)	(22)
Loss on extinguishment of debt	2,190	-	15,684	-			17,874
Loss on hedge termination	1,139	-	-	-			1,139
Transaction costs	5,458	-	-	-			5,458
	1,436,824	27,176	338,028	(8,423)	17,325		1,810,930

Earnings (loss) before equity in
earnings (loss) of unconsolidated
subsidiaries, minority interest
and other	(88,310)	26,016	(16,866)	(4,654)	(70,439)		(154,273)

Equity in earnings (loss) of
unconsolidated subsidiaries	32,775	-	-	-	10,316	(23)	43,091
							-
Minority interest	(5,517)	-	-	-			(5,517)
							-
Benefit (expense) from income taxes	2,965	(9,951)	(6)	-	9,951	(18)	2,959

Income (loss) from continuing
operations	$(58,087)	$16,065	$(16,872)	$(4,654)	$(50,172)		$(113,740)

Earnings (loss) per share
Basic (19)	$(0.38)						$(0.73)
Diluted (19)	$(0.38)						$(0.73)

Weighted average shares outstanding
Basic (19)	152,874				3,600	(19)	156,474
Diluted (19)	152,874				3,600	(190	156,474

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and for the Year Ended December 31, 2005

Unaudited Pro Forma Condensed Consolidated Statements of Operations:

(1)	Reflects the historical Former Advisor Statement of Income for the three months ended March 31, 2006.

(2)
For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations, the historical Grande Lakes Statement of Operations for the period January 1, 2006 through February 24, 2006 (date of acquisition) and the historical DRR LLC and CY-SF LP Statements of Operations for the three months ended March 31, 2006, have been combined and are being reported as 2006 Acquisitions.

(3)
For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations, the historical Hersha and Wyndams Statements of Operations for the three months ended March 31, 2006, have been combined and are being reported as 2006 Dispositions.

(4)
Represents the elimination of fees and personnel expense reimbursements historically paid by the Company to the Former Advisor during the year ended December 31, 2005 for the following in connection with the Merger:

Acquisition fees	$3,941
Development fees	772
Asset management fees	6,516
Personnel expense reimbursements	808
Total	$12,037

Acquisition fees from the sale of common stock and the incurrence of debt as well as development fees were historically capitalized to the value of hotel properties by the Company and depreciated over the estimated useful life of the Properties. Asset management fees were expensed as incurred by the Company.

(5)
Represents the elimination of asset management fee expense of $6.5 million during the three months ended March 31, 2006, that was historically paid by the Company to the Former Advisor and would not have been incurred as a result of the Merger and the elimination of personnel expense reimbursements of $0.8 million.

(6)
Represents a reduction in interest expense and loan cost amortization of $0.3 million during the three months ended March 31, 2006, from the repayment of a $7.9 million loan which was repaid by the Company upon the completion of the Merger.

(7)
Represents the removal of income tax expense of $1.1 million historically incurred by the Former Advisor during the three months ended March 31, 2006, which would not have been incurred due to the Company’s REIT structure.

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and for the Year Ended December 31, 2005
(Continued)

(8)
Historical earnings per share for the year ended March 31, 2006, was calculated based upon the weighted average number of shares of common stock outstanding during the three months ended March 31, 2006. As a result of shares issued in connection with the Merger, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, adjusted as if these shares were outstanding on January 1, 2006. The following is a reconciliation of outstanding shares and weighted average shares outstanding:

		Weighted	Diluted
		Outstanding	Weighted
	Basic	Average	Average

Historical common stock as of March 31, 2006	152,884	152,883	152,883
Additional shares for the Merger	3,600	3,600	3,600

Total pro forma shares	156,484	156,483	156,483

(9)
Represents compensation expense relating to the deferred stock awards, valued based on $20 per share, for the three months ended March 31, 2006, based upon the Company’s omnibus plan which is being recognized over the applicable vesting period as follows:

Estimated number of shares vested	438,301
Value of shares	$8,766,020
Vesting percentage	25.0%
Compensation expense	$2,191,505

(10)	Reflects the following pro forma adjustments:

a.
An estimated increase in interest expense and loan cost amortization, for the period January 1, 2006, through February 24, 2006, (date of acquisition) resulting from the $570 million loan entered into in connection with the purchase of Grande Lakes.

	Balance	Estimated Rate		Estimated Interest
Additional interest expense and loan cost amortization as a result of the Grande Lakes acquisition:

Estimated interest on loan - fixed	$335,000	5.71%		$2,922
Estimated interest on loan - variable	$235,000	7.59	% *	$2,725
Estimated loan cost amortization ($5.6 million for 5 years)				$169

Less: Historical Grande Lakes interest expense				$(3,708)

Total estimated increase in interest expense				$2,108

*Interest expense is one-month LIBOR plus 276 basis points. One-month LIBOR on March 31, 2006, of 4.83 percent was used to calculate estimated interest expense.

In the event one-month LIBOR increased by one-eighth of one percent, the pro forma adjustment for interest expense for the three months ended March 31, 2006, would increase by approximately $0.1 million.

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and for the Year Ended December 31, 2005
(Continued)

b. A decrease in interest expense reflecting the interest that the Company would not have incurred as a result of the forgiveness of a $7.0 million liquidity facility loan ("LFL") and the repayment of a $5.0 million LFL, in connection with the CY-SF acquisition.

(11)
Represents the elimination of $1.7 million of equity in earnings recognized by the Company from DRR LLC, and $0.4 million of equity in losses recognized by the Company from CY-SF, for the three months ended March 31, 2006.

(12)
Represents an adjustment of $5.0 million for additional depreciation expense related to the acquisitions of DRR LLC, CY-SF LP, and the Grande Lakes acquisition based on the preliminary allocation of assets, and depreciation on the additional tenant improvements of $3.1 million relating to the Former Advisor acquisition.

(13)
For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations the historical Grande Lakes, DRR LLC and CY-SF LP Statements of Operations for the year ended December 31, 2005, have been combined and are being reported as 2006 Acquisitions. The Former  Advisor’s historical Statement of Income is for the year ended December 31, 2005.

(14)
For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations, the historical Hersha and Wyndams Statements of Operations for the year ended December 31, 2005, have been combined and are being reported as 2006 Dispositions

(15)
Represents the elimination of fees and personnel expense reimbursements historically paid by the Company to the Former Advisor during the year ended December 31, 2005 for the following in connection with the Merger:

Acquisition fees from the sale of common stock	$314
Acquisition fees for the acquisition of permanent financing	18,594
Development fees	3,001
Asset management fees	27,868
Personnel expense reimbursements	3,357
Total	$53,134

Acquisition fees from the sale of common stock and the incurrence of debt as well as development fees were historically capitalized to the value of hotel properties by the Company and depreciated over the estimated useful life of the Properties. Asset management fees were expensed as incurred by the Company.

(16)
Represents the elimination of asset management fee expense of $27.9 million during the year ended December 31, 2005, that was historically paid by the Company to the Former Advisor and would not have been incurred as a result of the Merger and the elimination of personnel expense reimbursements of $3.4 million.

(17)
Represents a reduction in interest expense of $1.5 million during the year ended December 31, 2005, from the repayment of an $8.3 million loan, including interest, which was repaid by the Company upon the completion of the Merger.

(18)
Represents the removal of income tax expense of $10.0 million historically incurred by the Former Advisor during the year ended December 31, 2005, which would not have been incurred due to the Company’s REIT structure.

(19)
Historical earnings per share for the year ended December 31, 2005 was calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 2005. As a result of shares issued in connection with the Merger, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, adjusted as if these shares were outstanding on January 1, 2005. The following is a reconciliation of outstanding shares and weighted average shares outstanding:

		Basic	Diluted
		Weighted	Weighted
	Outstanding	Average	Average

Historical common stock as of December 31, 2005	152,883	152,874	152,874
Additional shares for the Merger	3,600	3,600	3,600

Total pro forma shares	156,483	156,474	156,474

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and for the Year Ended December 31, 2005
(Continued)
(20)
Represents compensation expense relating to the deferred stock awards, valued based on $20 per share, for the year ended December 31, 2005, based upon the Company’s omnibus plan which is being recognized over the applicable vesting period as follows:

Estimated number of shares vested	438,301
Value of shares	$8,766,020
Vesting percentage	100.0%
Compensation expense	$8,766,020

(21)
Represents an adjustment of $30.0 million for additional depreciation expense related to the acquisitions of  DRR LLC,  CY-SF LP and the Grande Lakes acquisition based on the preliminary allocation of assets, and depreciation on the additional tenant improvements of $3.1 million relating to the Former Advisor acquisition.

(22)	Reflects the following pro forma adjustments:

a.	The estimated increase in interest expense and loan cost amortization resulting from the $570 million loan entered into in connection with the purchase of Grande Lakes.

	Balance	Estimated Rate		Estimated Interest
Additional interest expense and loan cost amortization as a result of the Grande Lakes acquisition:

Estimated interest on loan - fixed	$335,000	5.71%		$19,128
Estimated interest on loan - variable	$235,000	7.15	% *	$16,802
Estimated loan cost amortization ($5.6 million for 5 years)				$1,120

Less: Historical Grande Lakes interest expense				$(24,602)

Total estimated increase in interest expense				$12,448

*Interest expense is one-month LIBOR plus 276 basis points. One-month LIBOR on December 31, 2005, of 4.39 percent was used to calculate estimated interest expense.

In the event one-month LIBOR increased by one-eighth of one percent, the pro forma adjustment for interest expense for the year ended December 31, 2005, would increase by approximately $0.3 million.

b. A decrease in interest expense reflecting the interest that the Company would not have incurred as a result of the forgiveness of a $7.0 million LFL and the repayment of a $5.0 million LFL, in connection with the CY-SF acquisition.

(23)	Represents the elimination of $9.1 million and $1.2 million of equity in losses recognized by the Company from DRR LLC and CY-SF, respectively, for the year ended December 31, 2005.